Exhibit 99.3
Item 8. Financial Statements and Supplementary Data
CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS, as restated for SFAS 123R
December 31, 2005, 2004 and 2003

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors
Centrue Financial Corporation
Fairview Heights, Illinois
      We have audited the accompanying consolidated balance sheets of Centrue Financial Corporation and Subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Centrue Financial Corporation and Subsidiary as of December 31, 2005 and 2004 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
      As described in Note 14 to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, effective January 1, 2006, which was applied retrospectively to prior periods.

Champaign, Illinois
February 8, 2006, except for Note 14 as to which the date is August 25, 2006.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS, as restated for SFAS 123R
December 31, 2005 and 2004

	2005	2004

	(In thousands, except
	share and per share data)
ASSETS
Cash and due from banks	$13,566	$10,760
Interest bearing due from banks and other	4,692	2,526

Cash and cash equivalents	18,258	13,286

Certificates of deposit	50	149
Investment securities available-for-sale, at fair value	125,190	124,763
Loans, net of allowance for loan losses of $4,486 in 2005 and $5,475 in 2004	428,468	418,963
Loans held for sale	8,373	416
Office properties and equipment	22,579	18,267
Goodwill	14,362	12,446
Life insurance contracts	9,465	9,110
Non-marketable equity securities	5,059	4,211
Accrued interest receivable	3,248	2,570
Intangible assets	1,922	1,774
Real estate held for sale	1,709	3,002
Other assets	2,840	3,026

Total assets	$641,523	$611,983

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing	$67,982	$53,919
Interest bearing	439,934	441,858

Total deposits	507,916	495,777
Short-term borrowings	27,014	14,188
Long-term borrowings	58,723	55,473
Other liabilities	4,767	3,239

Total liabilities	598,420	568,677

Commitments and Contingencies (Notes 14 and 15)
Stockholders’ Equity
Preferred stock, $.01 par value; authorized and unissued, 500,000 shares	—	—
Common stock, $.01 par value; 5,500,000 shares authorized; 4,200,300 shares issued	42	42
Additional paid-in capital	30,460	29,222
Retained income, partially restricted	47,403	43,319
Accumulated other comprehensive income (loss)	(1,657)	27
Treasury stock (1,937,361 and 1,819,634 shares in 2005 and 2004, respectively), at cost	(33,145)	(29,304)

Total stockholders’ equity	43,103	43,306

Total liabilities and stockholders’ equity	$641,523	$611,983

See Accompanying Notes to Consolidated Financial Statements.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME, as restated for SFAS 123R
Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003

	(In thousands, except
	per share data)
Interest and dividend income:
Loans	$26,759	$24,884	$23,442
Investment securities:
Taxable	4,266	3,584	3,466
Tax exempt	696	597	60
Deposits with banks and other	198	119	313
FHLB dividends	177	214	195

Total interest and dividend income	32,096	29,398	27,476

Interest expense:
Deposits	9,463	7,807	9,216
Short-term borrowings	654	115	47
Long-term borrowings	2,946	2,728	2,733

Total interest expense	13,063	10,650	11,996

Net interest income	19,033	18,748	15,480
Provision for loan losses	651	1,200	4,122

Net interest income after provision for loan losses	18,382	17,548	11,358

Noninterest income:
Fee income	5,808	4,357	2,874
Net gain on sales of securities	183	85	8
Net gain (loss) on sales of real estate held for sale	(23)	104	253
Net gain on sales of loans held for sale	603	886	1,271
Gain on sale of branch	—	—	478
Increase in cash surrender value of life insurance contracts	355	358	403
Other	299	217	419

Total noninterest income	7,225	6,007	5,706

Noninterest expenses:
Compensation and benefits	10,838	8,943	8,298
Occupancy	1,638	1,435	1,398
Furniture and equipment	1,751	1,370	945
Legal and professional fees	854	670	894
Telephone and postage	624	611	534
Data processing services	492	615	514
Advertising	391	279	440
Amortization of intangibles	276	229	147
Other	3,173	2,954	2,753

Total noninterest expenses	20,037	17,106	15,923

Income before income taxes	5,570	6,449	1,141
Income taxes	1,486	1,823	106

Net income	$4,084	$4,626	$1,035

Basic Earnings Per Share	$1.74	$1.86	$0.49

Diluted Earnings Per Share	$1.73	$1.85	$0.49

Dividends Per Share	$—	$0.075	$0.30

See Accompanying Notes to Consolidated Financial Statements.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY, as restated for SFAS 123R
Years Ended December 31, 2005, 2004 and 2003

				Accumulated
				Other
		Additional		Comprehensive		Total
	Common	Paid-In	Retained	Income	Treasury	Stockholders’
	Stock	Capital	Income	(Loss)	Stock	Equity

Balance, December 31, 2002 as reported	$36	$15,022	$38,517	$1,631	$(14,099)	$41,107
Cumulative Effect at January 1, 2003	—	1	(15)	—	—	(14)

Balance, December 31, 2002, as adjusted	36	15,023	38,502	1,631	(14,099)	41,093
Comprehensive income:
Net income	—	—	1,035	—	—	1,035
Unrealized gain (loss) on securities available-for-sale arising during the period, net of tax of $(326)	—	—	—	(548)	—	(548)
Less: Reclassifications adjustment for gains included in net income, net of tax of $3	—	—	—	5	—	5

						(553)

Comprehensive income						492
Purchase of 466,540 shares of treasury stock	—	—	—	—	(9,308)	(9,308)
Exercise of stock options	—	20	—	—	182	202
Restricted stock awards	—	(398)	—	—	398	—
Stock issued in acquisition (700,300 shares)	6	13,465	—	—	—	13,471
Dividends paid on common stock — $.30 per share	—	—	(649)	—	—	(649)
APIC — Stock Options	—	396	—	—	—	396

Balance, December 31, 2003	42	28,506	38,888	1,088	(22,827)	45,697
Comprehensive income:
Net income	—	—	4,626	—	—	4,626
Unrealized gain (loss) on securities available-for-sale arising during the period, net of tax of $(530)	—	—	—	(1,114)	—	(1,114)
Less: Reclassifications adjustment for gains included in net income, net of tax of $32	—	—	—	53	—	53

						(1,061)

Comprehensive income						3,565
Purchase of 232,706 shares of treasury stock	—	—	—	—	(6,514)	(6,514)
Exercise of stock options	—	41	—	—	148	189
Restricted stock awards	—	(38)	—	—	38	—
Forfeit of restricted stock	—	149	—	—	(149)	—
Amortization of restricted stock awards	—	225	—	—	—	225
Dividends paid on common stock — $.075 per share	—	—	(195)	—	—	(195)
APIC — Stock Options	—	339	—	—	—	339

Balance, December 31, 2004	42	29,222	43,319	27	(29,304)	43,306
Comprehensive income:
Net income	—	—	4,084	—	—	4,084
Unrealized (loss) on securities available-for-sale arising during the period, net of tax of $(919)	—	—	—	(1,815)	—	(1,815)
Less: Reclassifications adjustment for gains included in net income, net of tax of $52				131		131

						(1,684)

Comprehensive income						2,400
Purchase of 178,865 shares of treasury stock	—	—	—	—	(4,817)	(4,817)
Stock issued in acquisition (59,638 shares)	—	697	—	—	960	1,657
Issuance of restricted stock	—	(35)	—	—	35	—
Forfeit of restricted stock	—	19	—	—	(19)	—
Amortization of restricted stock awards	—	209	—	—	—	209
APIC — Stock Options	—	348	—	—	—	348

Balance, December 31, 2005	$42	$30,460	$47,403	$(1,657)	$(33,145)	$43,103

See Accompanying Notes to Consolidated Financial Statements.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS, as restated for SFAS 123R
Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003

	(In thousands)
Cash Flows from Operating Activities
Net income	$4,084	$4,626	$1,035
Adjustments to reconcile net income to net cash from operating activities:
Provision for loan losses	651	1,200	4,122
Depreciation	2,054	1,722	1,293
Amortization of investments, net	195	103	179
Amortization of intangibles	276	229	147
Amortization of restricted stock	209	225	—
Deferred income taxes	1,278	1,191	367
Origination of loans held for sale	(28,751)	(31,008)	(56,224)
Proceeds from sales of loans held for sale	26,444	51,651	57,623
Net gain on sales of loans held for sale	(603)	(886)	(1,271)
Net gain on sales of securities	(183)	(85)	(8)
Stock options expense	348	356	512
Net (gain) loss on sales of real estate held for sale	23	(104)	(253)
Gain on sale of branch	—	—	(478)
Increase in cash surrender value of life insurance contracts	(355)	(358)	(403)
Federal Home Loan Bank stock dividend	(209)	(213)	(229)
Changes in:
Accrued interest receivable	(569)	86	559
Other assets and liabilities, net	1,056	1,584	(2,760)

Net cash provided by operating activities	5,948	30,319	4,211

Cash Flow from Investing Activities
Purchases of available for sale securities	(21,332)	(88,785)	(37,784)
Proceeds from sales of available for sale securities	13,698	5,943	96
Proceeds from maturities of available for sale securities	11,207	52,148	47,226
Proceeds from maturities of held-to-maturity securities	—	242	201
Proceeds from maturities of certificates of deposit	99	199	—
Proceeds from sales of real estate held for sale	2,581	648	678
Proceeds from sales of office properties and equipment	15	—	—
Cash paid for branch sale	—	—	(12,315)
Cash acquired, net of cash (paid) for acquisitions	(228)	38	2,984
Net (increase) decrease in loans	1,296	(10,205)	19,547
Purchases of office properties and equipment, net	(3,953)	(2,607)	(6,767)

Net cash from investing activities	3,383	(42,379)	13,866

Cash Flows from Financing Activities
Net increase (decrease) in deposit accounts	(15,618)	(19,004)	1,355
Proceeds from long-term borrowings	44,360	14,000	104
Repayments of long-term borrowings	(41,110)	(21,475)	(12,400)
Change in short-term borrowings	12,826	12,740	798
Proceeds from exercise of stock options	—	189	202
Dividends paid	—	(195)	(649)
Purchase of treasury stock	(4,817)	(6,514)	(9,308)

Net cash from financing activities	4,359	(20,259)	(19,898)

Increase (decrease) in cash and cash equivalents	4,972	(32,319)	(1,821)
Cash and cash equivalents:
Beginning of year	13,286	45,605	47,426

End of year	$18,258	$13,286	$45,605

Supplemental Disclosures of Cash Flow Information Cash paid during the year for:
Interest	$11,616	$10,651	$12,017

Income taxes	$1,108	$1,478	$1,104

Supplemental Disclosures of Noncash Investing Activities:
Real estate acquired through foreclosure	$1,156	$3,254	$428

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS, as restated for SFAS 123R — (Continued)

	2005	2004	2003

	(In thousands)
Sale of Hoopeston Branch:
Assets disposed:
Loans	$—	$—	$(6,370)
Accrued interest receivable	—	—	(24)
Premises and equipment	—	—	(165)
Other assets	—	—	(197)
Liabilities assumed by buyer:
Demand deposits	—	—	2,162
Certificates of deposit	—	—	17,243
Other liabilities	—	—	144
Gain on sale of branch	—	—	(478)

Cash paid	$—	$—	$12,315

Acquisitions:
Cash paid	$1,658	$4,400	$—
Stock issued	1,657	—	13,471
Cost incurred	744	123	601

Total cost	$4,059	$4,523	$14,072

Assets acquired:
Cash and cash equivalents	$2,174	$4,561	$2,984
Certificates of deposit	—	298	—
Investments	6,561	8,616	15,355
Nonmarketable equity securities	639	85	329
Loans	12,608	7,342	72,068
Loans held for sale	5,047	—	—
Accrued interest receivable	109	104	339
Office properties and equipment	2,428	269	1,426
Other assets, including deferred taxes	(189)	72	—
Real estate held for sale	155	—	—
Goodwill	1,916	1,013	8,367
Intangible assets	424	774	358
Liabilities assumed:
Deposits	(27,757)	(18,524)	(80,588)
Borrowings	—	—	(6,194)
Other liabilities	(56)	(87)	(372)

Net assets acquired	$4,059	$4,523	$14,072

Cash acquired, net of cash (paid)	$(228)	$38	$2,984

See Accompanying Notes to Consolidated Financial Statements.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Summary of Significant Accounting Policies

Nature of Operations
      Through Centrue Bank (the “Bank”), Centrue Financial Corporation (the “Company”), provides a full range of banking services to individual and corporate customers through its twenty locations throughout Illinois. The Bank is subject to competition from other financial institutions and nonfinancial institutions providing financial products. Additionally, the Company and the Bank are subject to the regulations of certain regulatory agencies and undergo periodic examinations by those regulatory agencies.

Basis of Consolidation
      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, the Bank and the Bank’s wholly-owned subsidiary, Centrue Service Corporation. Significant intercompany accounts and transactions have been eliminated in consolidation.
      The consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America and conform to predominate practice within the banking industry.

Industry Segment Information
      The primary source of income for the Company is interest from the origination of consumer, commercial and real estate mortgage loans along with interest on the investment in securities portfolio. The Company accepts deposits from customers in the normal course of business and within their primary market areas. The Company operates primarily in the banking industry which accounts for more than 99% of its revenues, operating income and assets, with the remaining operations coming from activities of the Centrue Financial Corporation and Centrue Service Corporation. The Company uses the “management approach” for reporting information about segments in the annual and interim financial statements. The management approach is based on the way the chief operating decision-maker organizes segments within a Company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure and any other manner in which management disaggregates a company. Based on the management approach model, the Company has determined that its business is comprised of a single operating segment.

Use of Estimates
      In preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions which significantly affect the amounts reported in the consolidated financial statements. Significant estimates which are particularly susceptible to change in a short period of time include the determination of the allowance for loan losses and valuation of mortgage servicing rights, goodwill, deferred tax assets and real estate held for sale. Actual results could differ from those estimates.

Comprehensive Income
      Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cash and Cash Equivalents
      For reporting cash flows, cash and cash equivalents represent highly liquid investments with maturities of 90 days or less at the time of purchase and includes cash on hand, due from bank accounts (including cash items in process of clearing), money market funds and federal funds sold. Cash flows from loans, deposits and short-term borrowings are reported net.

Securities
      Securities classified as available-for-sale are those securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available-for-sale are carried at fair value. The difference between fair value and cost, adjusted for amortization of premium and accretion of discounts, results in an unrealized gain or loss. Unrealized gains or losses are reported as accumulated other comprehensive income (loss), net of the related deferred tax effect. Gains or losses on the sale of securities are determined on the basis of the specific security sold and are included in earnings. Premiums and discounts are recognized in interest income using the interest method over their contractual lives.
      Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans
      Loans originated or purchased are identified as either held for sale or portfolio at origination or purchase. Loans held for portfolio are originated or purchased with the intent to hold them to maturity for the purpose of earning interest income. Since the Bank has the ability to hold such loans as intended, they are recorded at cost. Interest is credited to income as earned using the simple interest method applied to the daily balances of the principal outstanding.
      The accrual of interest income on loans is discontinued at the time the loan is 90 days past due or earlier when, in the opinion of management, there is reasonable doubt as to the borrower’s ability to meet payments of interest or principal when they become due. Interest income on these loans is recognized to the extent interest payments are received and the principal is considered fully collectible.
      Loan origination fees and certain direct origination costs are being amortized as an adjustment of the yield over the contractual life of the related loan, adjusted for prepayments, using the interest method.

Loans Held for Sale
      Loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by aggregate outstanding commitments from investors or current investor yield requirements. Net unrealized losses are recognized through a valuation allowance by charges to income.
      Mortgage loans held for sale are generally sold with the mortgage servicing rights retained by the Company. The carrying value of mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Allowance for Loan Losses
      The allowance for loan losses (“allowance”) is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes that the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.
      The allowance is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated values of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.
      While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, various regulatory agencies periodically review the allowance. These agencies may require the Bank to make additions to the allowance based on their judgments of collectibility based on information available to them at the time of their examination.
      A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogenous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

Real Estate Held for Sale
      Real estate acquired through foreclosure or deed in lieu of foreclosure represents specific assets to which the Company has acquired legal title in satisfaction of indebtedness. Such real estate is recorded at the lower of property’s fair value at the date of foreclosure or cost. Initial valuation adjustments, if any, are charged against the allowance for loan losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value. Subsequent declines in estimated fair value are charged to expense when incurred. Revenues and expenses related to holding and operating these properties are included in operations.

Office Properties and Equipment
      Office properties and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Estimated lives are 15 to 39 years for buildings and leasehold improvements and 3 to 15 years for furniture and equipment.

Non-Marketable Equity Securities
      The Bank, as a member of the Federal Home Loan Bank of Chicago (the “FHLB”), is required to maintain an investment in capital stock of the FHLB in an amount equal to 1% of its outstanding home loans.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
No ready market exists for the FHLB stock, and it has no quoted market value. For disclosure purposes, such stock is assumed to have a market value which is equal to cost.

Intangible Assets
      Intangible assets consist of core deposit intangibles from business acquisitions. This amount is amortized into other expense on a straight-line basis over periods of 10 to 15 years. On a periodic basis, the Company reviews the intangible assets for events or circumstances that may indicate a change in recoverability of the underlying basis.

Goodwill
      Goodwill resulted from the acquisition of Coal City National Bank in 1998, Aviston Financial Corporation in 2003, Parish Bank & Trust Company in 2004 and Illinois Community Bancorp in 2005. The Coal City amount was originally amortized into expense on a straight-line basis assuming a life of twenty years. The Company performed an annual impairment assessment on all goodwill as of September 30th.

Loan Servicing
      The cost of mortgage-servicing rights acquired is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage-servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified based on the year of origination and original life and compared to current market interest rates, prepayment speeds and other relevant factors. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceeds their fair value.

Income Taxes
      Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are also recognized for operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to an amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Earnings Per Share
      Basic earnings per share are computed by dividing net income for the year by the average number of shares outstanding. Shares of unearned restricted stock are not considered outstanding in this calculation.
      Diluted earnings per share are determined by dividing net income for the year by the average number of shares of common stock and dilutive potential common shares outstanding. Dilutive potential common shares assume exercise of stock options and use of proceeds to purchase treasury stock at the average market price for the period.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following reflects earnings per share calculations for basic and diluted methods:

	December 31,

	2005	2004	2003

Net income available to common shareholders	$4,084,000	$4,626,000	$1,035,000

Basic average shares outstanding	2,345,971	2,490,789	2,098,386
Diluted potential common shares:
Stock option equivalents	9,413	11,847	2,891

Diluted average shares outstanding	2,355,384	2,502,636	2,101,277

Basic earnings per share	$1.74	$1.86	$0.49

Diluted earnings per share	$1.73	$1.85	$0.49

Stock-Based Employee Compensation
      The Company has two stock-based employee compensation plans which are more fully described in Note 14. The Company accounts for its equity awards in accordance with Statement of Financial Accounting Standards No. 123R, “Share-based payment” (SFAS 123R). SFAS 123R requires public companies to recognize compensation expense related to stock-based equity awards in their income statement. Effective January 1, 2006, the Company adopted Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment” “SFAS 123R” which amends SFAS 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued Employees. The Company adopted SFAS 123R using the modified retrospective method. The modified retrospective method requires that compensation cost be recognized beginning with the effective date based on the requirements of SFAS 123R for all share-based payments granted after the effective date and based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123R. The modified retrospective method also allows companies to adjust prior year financials based on the amounts previously reported under the SFAS 123 pro forma disclosures for all prior periods for which SFAS 123 was effective.

Reclassification
      Certain amounts in the 2004 and 2003 consolidated financial statements have been reclassified to conform to the 2005 presentation. Such reclassifications have no effect on previously reported net income or stockholders’ equity.

Note 2.	Business Acquisitions
      On April 8, 2005, the Company acquired for 50% cash and 50% common stock of the Company, all of the outstanding shares of Illinois Community Bancorp, Inc (“ICBI”) for a total cost of $4.1 million, including related expenses of $744,000. The acquisition was accounted for using the purchase method of accounting. As such, the results of operations of the acquired entity are excluded from the consolidated financial statements of income for the periods prior to the acquisition date. The purchase price has been allocated based on the fair values at the date of acquisition. This allocation resulted in intangible assets of $424,000 and goodwill of $1.9 million. The intangible assets are being amortized over ten years. At closing, ICBI had assets of $29.9 million, including $17.7 million of loans, deposits of $27.8 million and stockholders’ equity of $1.3 million. This acquisition was not considered material to the Company as a whole and therefore, proforma information is not included.
      On March 5, 2004, the Company acquired for cash all of the outstanding shares of Parish Bank and Trust Company (“Parish Bank”) for a total cost of $4.5 million, including related expenses of $123,000. The

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
acquisition was accounted for using the purchase method of accounting. As such, the results of operations of the acquired entity are excluded from the consolidated financial statements of income for the periods prior to the acquisition date. The purchase price has been allocated based on the fair values at the date of acquisition. This allocation resulted in intangible assets of $774,000 and goodwill of $1.0 million. The intangible assets are being amortized over ten years. At closing, Parish Bank had assets of $21.5 million, including $7.3 million of loans, deposits of $18.5 million and stockholders’ equity of $2.9 million. This acquisition was not considered material to the Company as a whole and therefore, proforma information is not included.
      On October 9, 2003, the Company acquired for stock all of the outstanding shares of Aviston Financial Corporation (“Aviston Financial”) for a total cost of $14.1 million. The acquisition has been accounted for using the purchase method of accounting. As such, the results of operations of the acquired entity are excluded from the consolidated financial statements of income for the periods prior to the acquisition date. The purchase price has been allocated based on the fair values at the date of acquisition. This allocation resulted in intangible assets of $358,000 and goodwill of $8.4 million. The intangible assets are being amortized over ten years. At closing, Aviston Financial had assets of $96.5 million, deposits of $80.6 million and stockholders’ equity of $9.3 million.

Note 3.	Goodwill and Intangible Assets
      Intangible assets are as follows:

	As of December 31, 2005

	Gross Carrying	Accumulated
	Amount	Amortization

	(In thousands)
Amortized intangible assets:
Core deposit intangible	$3,414	$1,492
Aggregate amortization expense:
For the year ended December 31, 2005	$276
Estimated amortization expense:
For the year ended:
2006	$278
2007	$278
2008	$278
2009	$278
2010	$278
Thereafter	$532
      The changes in the carrying amount of goodwill is as follows:

	Year Ended
	December 31,

	2005	2004

Balance, at beginning of year	$12,446	$11,433
Goodwill acquired	1,916	1,013

Balance, at end of year	$14,362	$12,446

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4.	Investment Securities
      Amortized costs and fair values of investment securities available for sale are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value

	(In thousands)
December 31, 2005
U.S. government and agency securities	$77,924	$1	$1,562	$76,363
Municipal bonds	23,492	5	756	22,741
Mortgage-backed securities	19,211	111	267	19,055
Corporate bonds	2,060	—	111	1,949
Mutual funds and equity securities	779	29	—	808
Other securities	4,250	24	—	4,274

Total	$127,716	$170	$2,696	$125,190

December 31, 2004
U.S. government and agency securities	$70,944	$263	$58	$71,149
Municipal bonds	23,582	47	278	23,351
Mortgage-backed securities	23,396	291	157	23,530
Corporate bonds	2,076	—	76	2,000
Mutual funds	400	—	15	385
Other securities	4,320	28	—	4,348

Total	$124,718	$629	$584	$124,763

      The amortized cost and fair value of securities classified as available-for-sale at December 31, 2005, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to prepay mortgage backed securities without prepayment penalties, and certain securities require principal repayments prior to maturity. Therefore, these securities and mutual fund shares are not included in the maturity categories in the following maturity summary.

	Amortized	Fair
	Cost	Value

	(In thousands)
Due within 1 year	$3,579	$3,547
Due after 1 year through 5 years	83,498	81,713
Due after 5 through 10 years	16,399	15,793
Due after 10 years	4,250	4,274
Mortgage-backed securities	19,211	19,055
Mutual fund shares and equity securities	779	808

Total	$127,716	$125,190

      Investment securities available-for-sale with a carrying value of approximately $77.8 million and $70.5 million at December 31, 2005 and 2004, respectively, were pledged to secure public deposit accounts and for other purposes as required or permitted by law.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Unrealized losses and fair value, aggregated by investment category and length of time that individual securities available-for-sale have been in a continuous unrealized loss position, as of December 31, 2005 and 2004 (in thousands), are summarized as follows:

	December 31, 2005

	Less Than 12 Months		12 Months or More		Total

	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

	(In thousands)
U.S. government and agency securities	$49,408	$957	$26,704	$605	$76,112	$1,562
Municipal bonds	4,643	75	17,081	681	21,724	756
Mortgage-backed securities	4,478	44	5,983	223	10,461	267
Corporate bonds	—	—	1,949	111	1,949	111

	$58,529	$1,076	$51,717	$1,620	$110,246	$2,696

	December 31, 2004

	Less Than 12 Months		12 Months or More		Total

	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

	(In thousands)
U.S. government and agency securities	$30,342	$58	$—	$—	$30,342	$58
Municipal bonds	17,259	277	528	1	17,787	278
Mortgage-backed securities	5,312	104	4,343	53	9,655	157
Corporate bonds	1,999	76	—	—	1,999	76
Mutual funds	—	—	385	15	385	15

	$54,912	$515	$5,256	$69	$60,168	$584

      Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.
      The unrealized losses on the Company’s investment securities were caused by interest rate increases. The contractual cash flows of the municipal bonds, federal agency and federal agency mortgage backed securities are guaranteed by state agencies or an agency of the U.S. government. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost of the Company’s investment. The Company’s corporate bonds are all rated A1 or better by Moody’s. Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2005.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Realized gains and losses were as follows:

	Year Ended
	December 31,

	2005	2004	2003

	(In thousands)
Realized gains	$198	$90	$8
Realized losses	(15)	(5)	—

Net gain	$183	$85	$8

      The tax expense applicable to these net realized gains and losses amounted to $52,000, $32,000, and $3,000, respectively.

Note 5.	Loans
      Loans consisted of the following:

	December 31,

	2005	2004

	(In thousands)
Real estate mortgage loans:
One-to-four family	$162,430	$175,224
Multifamily	8,274	15,655
Commercial	131,365	101,516
Construction and development	34,274	28,731

	336,343	321,126

Commercial loans	57,864	61,090

Consumer loans:
Home equity loans	30,138	28,188
All other consumer loans	8,853	14,303

	38,991	42,491

Gross loans	433,198	424,707
Less:
Deferred loan fees, net	244	269
Allowance for loan losses	4,486	5,475

	$428,468	$418,963

      The Company’s opinion as to the ultimate collectibility of these loans is subject to estimates regarding the future cash flows from operations and the value of property, real and personal, pledged as collateral. These estimates are affected by changing economic conditions and the economic prospects of the borrowers.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Changes in the allowance for loan losses were as follows:

	Year Ended December 31,

	2005	2004	2003

	(In thousands)
Balance at beginning of year	$5,475	$7,471	$6,524
Provision for loan losses	651	1,200	4,122
Purchased allowance	255	156	2,435
Charge-offs	(2,717)	(3,647)	(6,242)
Recoveries	822	295	632

Balance at end of year	$4,486	$5,475	$7,471

      Information about impaired loans and non-accrual loans as of and for the years ended December 31, 2005, 2004 and 2003 is as follows:

	December 31,

	2005	2004	2003

	(In thousands)
Impaired loans with a valuation allowance	$3,894	$4,934	$4,545
Impaired loans without a valuation allowance	1,096	906	—

Total impaired loans	$4,990	$5,840	$4,545

Related valuation allowance	$851	$1,348	$2,524
Non-accrual loans, excluding impaired loans	$1,676	$1,176	$1,438
Loans past due ninety days or more and still accruing interest	$—	$222	$2,232
Average monthly balance of impaired loans (based on month-end balances)	$4,574	$6,512	$5,097
Interest income recognized on impaired loans	$—	$—	$199
Interest income recognized on a cash basis on impaired loans	$—	$—	$199

Note 6.	Loan Servicing
      Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans at December 31 are summarized as follows:

	December 31,

	2005	2004

	(In thousands)
Mortgage loan portfolios serviced for:
Freddie Mac	$148,293	$136,433
Fannie Mae	933	1,383

	$149,226	$137,816

      Custodial escrow balances maintained in connection with the foregoing loan servicing, and included in deposits, were approximately $1.1 million at December 31, 2005 and 2004.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A summary of the changes in the balance of mortgage servicing rights in 2005 and 2004 is as follows:

	December 31,

	2005	2004

	(In thousands)
Balance, beginning	$1,056	$822
Servicing assets recognized during the year	305	372
Amortization of servicing assets	(263)	(138)

Balance, ending	$1,098	$1,056

      The aggregate changes in the valuation allowances for mortgage servicing rights in 2005 and 2004 were as follows:

	December 31,

	2005	2004

	(In thousands)
Balance, beginning	$156	$206
Additions	—	—
Reductions	—	(50)

Balance, ending	$156	$156

Note 7.	Office Properties and Equipment
      Office properties and equipment consisted of:

	December 31,

	2005	2004

	(In thousands)
Land	$6,159	$6,110
Buildings and improvements	19,181	12,445
Construction in progress	—	2,179
Furniture and equipment	5,779	9,561

	31,119	30,295
Less: Accumulated depreciation and amortization	8,540	12,028

	$22,579	$18,267

      Depreciation and amortization expense amounted to $2.1 million, $1.7 million and $1.3 million for the years ended December 31, 2005, 2004 and 2003, respectively.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8.	Lease Commitments and Total Rental Expense
      The Company has leased four branch locations under various noncancellable agreements which expire between September 30, 2008, and July 31, 2010, and require various minimum annual rentals. One of the leases also requires the payment of the property taxes, normal maintenance and insurance on the property. The total minimum rental commitment at December 31, 2005, is due as follows:

During the Year Ending December 31:
2006	$147
2007	153
2008	128
2009	43
Thereafter	23

$494

Note 9.	Deposits
      The composition of deposits is as follows:

	December 31,

	2005	2004

	(In thousands)
Demand deposits — noninterest bearing	$67,982	$53,919

Savings	88,134	87,990
NOW	41,081	48,495
Money market	55,788	46,886
Time deposits, $100,000 or more	73,017	61,274
Other time deposits	181,914	197,213

Interest bearing deposits	439,934	441,858

Total deposits	$507,916	$495,777

      As of December 31, 2005, time deposits had scheduled maturity dates as follows:

Amount

(In thousands)
Year of Maturity
2006	$167,991
2007	61,937
2008	14,172
2009	5,101
2010	5,730

$254,931

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 10.	Short-Term Borrowings
      Short-term borrowings consisted of:

	December 31,

	2005	2004

	(In thousands)
Federal funds purchased	$—	$3,500
Securities sold under repurchase agreements	16,314	8,563
Federal Home Loan Bank line of credit	10,700	—
Line of credit	—	2,125

Total short-term borrowings	$27,014	$14,188

      Securities sold under agreements to repurchase, which are classified as secured borrowings, mature daily. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The securities underlying the agreements to repurchase are under the control of the Bank.
      The Company has an unsecured line of credit for $20 million from a third party lender. At December 31, 2005 the entire line was available.

Note 11.	Long Term Borrowings
      Long-term borrowings consisted of:

	December 31,

	2005	2004

	(In thousands)
Reverse repurchase agreements	$—	$9,200
Other borrowings	1,157	1,318
Junior subordinated debt owed to unconsolidated trusts	20,000	20,000
Federal Home Loan Bank advances	37,566	24,955

Total long-term borrowings	$58,723	$55,473

      At December 31, 2005 and 2004, other borrowings of $1.2 million and $1.3 million, respectively, consisted of a note payable to an individual. The note payable bears an imputed rate of interest of 5.25% and matures in 2012 with semi-annual payments of $100,000, including interest.
      The weighted average maturity date of Federal Home Loan Bank advances was approximately 22 months and 25 months and the weighted average interest rates were approximately 4.34% and 4.16% at December 31, 2005 and 2004, respectively.
      At December 31, 2005 and 2004, one-to-four family real estate mortgage loans of approximately $181.0 million and $181.8 million, respectively, were pledged to secure advances from the Federal Home Loan Bank of Chicago.
      The Company issued $10.0 million each in April 2002 and April 2004 in cumulative trust preferred securities through newly formed special-purpose trusts, Kankakee Capital Trust I (Trust I) and Centrue Statutory Trust II (Trust II). The proceeds of the offerings were invested by the trusts in junior subordinated deferrable interest debentures of Trust I and Trust II. Trust I and Trust II are wholly-owned unconsolidated subsidiaries of the Company, and their sole assets are the junior subordinated deferrable interest debentures. Distributions are cumulative and are payable quarterly at a variable rate of 3.70% and 2.65% over the LIBOR rate, respectively, (at a rate of 8.15% and 7.15% at December 31, 2005) per annum of the stated liquidation

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
amount of $1,000 per preferred security. Interest expense on the trust preferred securities was $1.4 million, $851,000 and $558,000 for the years ended December 31, 2005, 2004 and 2003, respectively. The obligations of the trusts are fully and unconditionally guaranteed, on a subordinated basis, by the Company. The trust preferred securities for Trust I are mandatorily redeemable upon the maturity of the debentures on April 7, 2032, or to the extent of any earlier redemption of any debentures by the Company, and are callable beginning April 7, 2007. The trust preferred securities for Trust II are mandatorily redeemable upon the maturity of the debentures on April 22, 2034, or to the extent of any earlier redemption of any debentures by the Company, and are callable beginning April 22, 2009. Holders of the capital securities have no voting rights, are unsecured, and rank junior in priority of payment to all of the Company’s indebtedness and senior to the Company’s capital stock. For regulatory purposes, the trust preferred securities qualify as Tier I capital subject to certain provisions.
      We established statutory trusts for the sole purpose of issuing trust preferred securities and related trust common securities. These trust preferred capital securities are included in our consolidated Tier 1 Capital and Total Capital at December 31, 2005. In December 2003, the Financial Accounting Standards Board issued a revised version of Interpretation No. 46 that required the deconsolidation of these statutory trusts by most public companies no later than March 31, 2004. We adopted the revised version of Interpretation No. 46 as of December 31, 2003. In March 2005, the Board of Governors of the Federal Reserve System issued a final rule allowing bank holding companies to continue to include qualifying trust preferred capital securities in their Tier 1 Capital for regulatory capital purposes, subject to a 25% limitation to all core (Tier I) capital elements, net of goodwill less any associated deferred tax liability. The final rule provides a five-year transition period, ending March 31, 2009, for application of the aforementioned quantitative limitation. As of December 31, 2005, 100% of the trust preferred securities described in Note 13 of our audited consolidated financial statements qualified as Tier I capital under the final rule adopted in March 2005.
      Future payments at December 31, 2005, for all long-term borrowings were as follows:

Amount

(In thousands)
Year Ended
2006	$9,341
2007	31,449
2008	5,156
2009	10,165
2010	174
Thereafter	2,438

Total	$58,723

      Junior subordinated debt owed to unconsolidated trusts are included in the period of their modified duration, rather than the period in which they are due. Subordinated debt of $10 million mature in both 2032 and 2034 but are callable in 2007 and 2009.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 12.	Income Taxes
      Income taxes consisted of:

	Year Ended December 31,

	2005	2004	2003

	(In thousands)
Current	$208	$632	$(261)
Deferred	1,278	1,191	367

	$1,486	$1,823	$106

      The Company’s income tax expense differed from the maximum statutory federal rate of 35% as follows:

	Year Ended December 31,

	2005	2004	2003

	(In thousands)
Expected income taxes	$1,950	$2,257	$400
Income tax effect of:
State income tax, net of federal benefit	112	—	—
Income taxed at lower rate	(56)	(65)	(11)
Increase in cash surrender value of life insurance	(124)	(125)	(137)
Tax exempt interest, net	(284)	(237)	(80)
Reduction in valuation allowance for deferred taxes	—	(169)	—
Other	(112)	162	(66)

	$1,486	$1,823	$106

      Significant components of the deferred tax liabilities and assets, included in other assets, were as follows:

	December 31,

	2005	2004

	(In thousands)
Deferred tax assets:
Allowance for loan losses	$1,930	$2,075
State net operating loss carryforwards	390	245
Federal net operating loss carryforwards	963	691
Accrued benefits	144	204
Unrealized losses on securities available for sale	852	—
Other	92	197

Total deferred tax assets	4,371	3,412
Less: Valuation allowance for deferred tax assets	1,207	—

Total deferred tax assets, net of valuation allowance	3,164	3,412

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31,

	2005	2004

	(In thousands)
Deferred tax liabilities:
Unrealized gain on securities available-for-sale	—	(13)
Deferred loan fees	(313)	(344)
FHLB stock divided	(531)	(386)
Office properties and equipment	(759)	(467)
Mortgage servicing rights	(366)	(350)
Intangible assets	(975)	(501)
Basis in acquired assets	(420)	(193)

Total deferred tax liabilities	(3,364)	(2,254)

Net deferred tax assets (liabilities)	$(200)	$1,158

      Retained earnings at December 31, 2005 and 2004 included approximately $9.0 million of the tax bad debt reserve which accumulated prior to 1988, for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate. The unrecorded deferred income tax liability on the above amounts was approximately $3.1 million as of December 31, 2005 and 2004.
      As of December 31, 2005, the Company had Illinois net operating loss carryforwards of approximately $8.1 million for income tax purposes. The difference between book and tax net operating income results from interest income from certain investments which is exempt from income tax for state income tax purposes. The net operating loss carryforwards expire through 2015.
      At December 31, 2005, the Company also had Federal net operating loss carryforwards of approximately $2.8 million for income tax purposes which expire through 2024.
      Due to limitations inherent in the tax laws regarding utilization of net operating losses and uncertainty as to the Company’s ability to utilize the net operating losses before they expire, the Company has established valuation allowances of $963,000 and $229,000 against the federal and state net operating losses, respectively.

Note 13.	Stockholders’ Equity and Regulatory Capital
      The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the Company and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and the Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.
      Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined by the regulations) to average assets (as defined) and Total and Tier I capital (as defined) to risk-weighted

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
assets (as defined). Management believes, as of December 31, 2005, that the Company and the Bank meet all capital adequacy requirements to which it is subject.
      As of December 31, 2005, the most recent notification from the Bank’s primary regulators, categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category.

					To be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions

	Amount	Ratio	Amount	Ratio	Amount	Ratio

	(Dollars in thousands)
As of December 31, 2005
Tier 1 Capital to Average Assets
Centrue Financial	$43,261	6.93%	$24,967	4.00%	N/A
Centrue Bank	43,773	7.08%	24,733	4.00%	$30,917	5.00%
Tier I Capital to Risk Weighted Assets
Centrue Financial	43,261	10.25%	16,796	4.00%	N/A
Centrue Bank	43,773	10.49%	16,696	4.00%	25,044	6.00%
Total Capital to Risk Weighted Assets
Centrue Financial	52,882	12.53%	33,593	8.00%	N/A
Centrue Bank	48,259	11.56%	33,391	8.00%	41,739	10.00%
As of December 31, 2004
Tier 1 Capital to Average Assets
Centrue Financial	$43,344	7.32%	$23,674	4.00%	N/A
Centrue Bank	45,656	7.81%	23,382	4.00%	$29,227	5.00%
Tier I Capital to Risk Weighted Assets
Centrue Financial	43,344	11.01%	15,742	4.00%	N/A
Centrue Bank	45,656	11.32%	16,136	4.00%	24,204	6.00%
Total Capital to Risk Weighted Assets
Centrue Financial	53,889	13.69%	31,483	8.00%	N/A
Centrue Bank	50,703	12.57%	32,272	8.00%	40,340	10.00%
      A liquidation account in the amount of $17.7 million was established for the benefit of eligible deposit account holders who continue to maintain their deposit accounts in the Bank after the December 30, 1992 conversion from a mutual savings and loan association to a stock savings bank. In the unlikely event of a complete liquidation of the Bank, each eligible deposit account holder would be entitled to receive a liquidation distribution from the liquidation account, in the proportionate amount of the then-current adjusted balance for deposit accounts held, before any distribution may be made with respect to the Bank’s capital stock. The Bank may not declare or pay a cash dividend to the Company on, or repurchase any of, its capital stock if the effect thereof would cause the net worth of the Bank to be reduced below the amount required for the liquidation account. Due to various natural events, such as death, relocation and general attrition of accounts, the balance in the liquidation account has been reduced to $861,000 as of December 31, 2005.
      Federal and state banking regulations place certain restrictions on dividends paid by the Bank to the Company. At December 31, 2005, the Bank’s retained earnings available for payment of dividends was

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
$481,000. In addition, dividends paid by the Bank to the Company would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements.

Note 14.	Officer, Director and Employee Plans

401(k) Savings Plan
      The Bank sponsors a qualified, tax-exempt deferred contribution plan qualifying under section 401(k) of the Internal Revenue Code (the “401(k) Plan”). Virtually all employees are eligible to participate after meeting certain age and service requirements. Eligible employees are permitted to contribute 1% to 50% of their compensation to the 401(k) Plan. The Company also has the option to contribute discretionary profit sharing contributions. Expense related to the 401(k) Plan, including plan administration, amounted to approximately $159,000, $108,000 and $309,000, for the years ended December 31, 2005, 2004 and 2003, respectively.
      The Company formerly had an Employee Stock Ownership (the “ESOP”) plan which during 2004, was merged into the Company’s 401(k) Plan. All participant balances were considered 100% vested upon the merger. During 2003, the Company made a direct cash contribution totaling $120,000, to the ESOP. Costs related to the merger of the ESOP into the 401(k) during 2004 amounted to approximately $17,000.

Stock Option Plan
      Effective January 1, 2006, the Company adopted SFAS 123R using the modified retrospective method to account for share-based payments to employees and the Company’s Board of Directors. In accordance with the modified retrospective method, the Company has adjusted previously reported results to reflect the effect of expensing stock options granted during those periods.
      The following table summarizes the impact of modified retrospective application on the previously reported results for the period shown:

	Year Ended December 31,

	2005	2004	2003

Income before income taxes, as originally reported	$5,918	$6,805	$1,653
Stock-based compensation expense under fair value method	(348)	(356)	(512)

Income before income taxes, restated	5,570	6,449	1,141

Net income, as originally reported	$4,380	$4,889	$1,363
Stock-based compensation expense under fair value	(296)	(263)	(328)

Net income, restated	4,084	4,626	1,035

Net income per share (basic), as originally reported	1.87	1.96	.65
Net income per share (basic), as originally reported	1.74	1.86	.49
Net income per share (diluted), as originally reported	1.86	1.95	.65
Net income per share (diluted), as originally reported	1.73	1.85	.49
      The primary type of share-based payment utilized by the Company is stock options. Stock options are awards which allow the employee to purchase shares of the Company’s stock at a fixed price. Stock options are granted at an exercise price equal to the Company’s stock price at the date of grant. Stock options issued by the Company generally have a contractual tern of seven to ten years and vest over five years for non-director options and immediately at the time of issuance for director options. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined by the Plan).

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Activity in the stock option plan was as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value

Fixed Options
Outstanding at January 1, 2005	147,300	$24.720
Granted	78,000	27.234
Exercised	—	—
Forfeited	(1,500)	26.967

Outstanding at December 31, 2005	223,800	25.405	7.5	$1,717,264

Options exercisable at December 31, 2005	103,800	24.048	5.9	$716,201

      The fair value of the stock options granted in 2005, 2004 and 2003 has been estimated using the Black-Scholes option-pricing model with the following weighted average assumptions. The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions. In addition, such models require the use of subjective assumptions, including expected stock price volatility. In management’s opinion, such valuation models may not necessarily provide the best single measure of option value.

	2005	2004	2003

Number of options granted	78,000	65,500	107,000
Risk-free interest rate	4.02%-4.38%	4.04%-4.45%	3.41%-4.27%
Expected life, in years	5	10	5-10
Expected volatility	16%-17%	22%-23%	22%-25%
Expected dividend yield	0.00%	0.00%-1.25%	1.14%-1.29%
Estimated weighted average fair value per option	$6.80	$11.71	$9.70
      A summary of the Company’s nonvested option shares as of December 31, 2005, and changes during the year period ended December 31, 2005, is presented below:

		Weighted-Average
		Grant Date
	Shares	Fair Value

Nonvested at January 1, 2005	81,500	$24.72
Granted	78,000	27.23
Vested	(38,000)	26.77
Forfeited	(1,500)	26.97

Nonvested at December 31, 2005	120,000	$26.58

      As of December 31, 2005 there was $450,000 of unrecognized compensation cost related to nonvested option-based compensation arrangements. That cost is expected to be recognized over a weighted-average period of 4 years.

Stockholders’ Rights Plan
      On May 14, 1999, the Company’s Board of Directors adopted a Stockholders’ Rights Plan. The Plan provided for the distribution of one Right on June 15, 1999, for each share of the Company’s outstanding

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
common stock as of May 24, 1999. The Rights have no immediate economic value to stockholders because they cannot be exercised unless and until a person, group or entity acquires 15% or more of the Company’s common stock or announces a tender offer. The Plan also permits the Company’s Board of Directors to redeem each Right for one cent under various circumstances.
      In general, the Rights Plan provides that if a person, group or entity acquires a 15% or larger stake in the Company or announces a tender offer, and the Company’s Board chooses not to redeem the Rights, all holders of Rights, other than the 15% stockholder or the tender offeror, will be able to purchase a certain amount of the Company’s common stock for half of its market price.

Restricted Stock Awards
      During 2005 and 2004, the Company issued restricted stock awards to certain employees and directors. The shares vest from one to five-year periods. As the shares vest, they will be charged to compensation expense at the market price at date of grant.

	Number of Shares

	2005	2004	2003

Under restriction, beginning of year	19,750	27,800	—
Granted	2,200	2,400	27,800
Restrictions released	(6,450)	(5,400)	—
Forfeited and reissuable	(750)	(5,050)	—

Under restriction, end of year	14,750	19,750	27,800

      Compensation expense is recognized for financial statement purposes over the period of performance. Compensation expense of $209,000 and $225,000 was recognized for the year ended December 31, 2005 and 2004. No compensation expense was recognized for the year ended December 31, 2003.

Directors’ Deferred Compensation Plan
      The Company has a deferred compensation plan for nonemployee directors of the Company in which a participating director may defer directors’ fees in the form of “phantom stock units.” For directors electing to participate in the plan, a deferred compensation account, included in other liabilities on the consolidated balance sheet, is credited with phantom stock units. Phantom stock units shall also be increased by any dividends or stock splits declared by the Company. At December 31, 2005 and 2004, the liability for deferred compensation was $268,000 and $101,000 which represented approximately 10,149 and 3,585 phantom stock units, respectively.

Note 15.	Commitments and Contingencies
      In the normal course of business, there are outstanding various contingent liabilities such as claims and legal actions, which are not reflected in the consolidated financial statements. In the opinion of management, the ultimate resolution of these matters is not expected to have a material effect on the financial position or on the results of operations of the Company and its subsidiary.

Note 16.	Financial Instruments
      The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and financial guarantees. Those instruments involve, to varying degrees, elements of

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
credit and interest rate risk. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.
      The Bank’s exposure to credit loss, in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit, is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.
      Financial instruments whose contract amounts represent credit risk follows:

	December 31,

	2005	2004

	(In thousands)
Commitments to originate new loans	$3,787	$10,694
Commitments to extend credit	56,873	48,121
Standby letters of credit	4,508	2,750
      Such commitments are recorded in the financial statements when they are funded or related fees are incurred or received. These commitments are principally at variable interest rates.
      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.
      Standby letters of credit written are conditional commitments issued by the bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Bank would be required to fund the commitment. The maximum potential amount of future payments the Bank could be required to make is represented by the contractual amount shown in the summary above. If the commitment is funded, the Bank would be entitled to seek recovery from the customer. At December 31, 2005 and 2004, no amounts have been recorded as liabilities for the Bank’s potential obligations under these guarantees.
      The Company and the Bank do not engage in the use of interest rate swaps, futures, forwards, or option contracts.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 17.	Fair Value of Financial Instruments
      The following table reflects a comparison of carrying amounts and the fair values of the financial instruments:

	December 31,

	2005		2004

	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

	(In thousands)
Assets:
Cash and cash equivalents	$18,258	$18,258	$13,286	$13,286
Certificates of deposit	50	50	149	149
Investment securities	125,190	125,190	124,763	124,763
Loans, gross	432,954	427,330	424,438	428,198
Loans held for sale	8,373	8,373	416	416
Nonmarketable equity securities	5,059	5,059	4,211	4,211
Accrued interest receivable	3,248	3,248	2,570	2,570
Liabilities:
Deposits	$507,916	$508,465	$495,777	$497,657
Short-term borrowings	27,014	27,014	14,188	14,188
Long-term borrowings	58,723	58,522	55,473	55,725
Accrued interest payable	2,035	2,035	568	568
      The fair values utilized in the table were derived using the information described below for the group of instruments listed. It should be noted that the fair values disclosed in this table do not represent market values of all assets and liabilities of the Company and, thus, should not be interpreted to represent a market or liquidation value for the Company.
      The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments:
      Cash and cash equivalents and certificates of deposit: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets’ fair values.
      Investment securities: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying amounts of accrued interest approximate their fair values.
      Nonmarketable equity securities: Those securities are carried at cost, as fair values are not readily determinable.
      Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed-rate loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amounts of accrued interest approximate their fair value.
      Loans held for sale: Fair values are based on quoted market price.
      Off-balance-sheet instruments: Fair values for the Bank’s off-balance-sheet instruments (guarantees and loan commitments) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value for such commitments is nominal.

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Deposits: The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the balance sheet date. The carrying amounts for variable-rate, fixed-term money market accounts approximate their fair values at the balance sheet date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. The carrying amounts of advance payments by borrowers for taxes and insurance approximate their fair value.
      Short-term borrowings: The carrying amounts of federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values.
      Long-term borrowings: Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt. The Trust Preferred Debentures are privately held; therefore the carrying amount approximates fair value.
      Accrued interest payable: The carrying amounts of accrued interest payable approximate their fair value.

Note 18.	Sale of Branch
      On February 14, 2003, the Company sold its Hoopeston bank branch at a premium resulting in a gain of $478,000. The branch had approximately $6.4 million in loans and $19.4 million in deposits.

Note 19.	Condensed Parent Company Only Financial Statements

	December 31,

	2005	2004

	(In thousands)
Statements of financial condition
Assets:
Cash and cash equivalents	$1,514	$370
Certificate of deposit	50	50
Investment securities available-for-sale	4,787	6,450
Equity in net assets of Centrue Bank	58,463	59,916
Investment in Capital Trusts	620	620
Other assets	1,118	1,233

	$66,552	$68,639

Liabilities and stockholders’ equity:
Long-term borrowings	$21,157	$23,443
Other liabilities	2,292	1,890
Common stock	42	42
Additional paid-in capital	30,460	29,222
Retained income	47,403	43,319
Accumulated other comprehensive income (loss)	(1,657)	27
Treasury stock	(33,145)	(29,304)

	$66,552	$68,639

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Years Ended December 31,

	2005	2004	2003

	(In thousands)
Statements of income
Operating income:
Equity in net income of subsidiary	$5,791	$5,867	$2,309
Interest income	249	198	41
Net gain (loss) on sale of securities	(15)	(5)	8

Operating income	6,025	6,060	2,358

Operating expense:
Interest expense	1,480	1,057	611
Other expenses	1,411	1,095	1,495

Operating expense	2,891	2,152	2,106
Income before income tax benefit	3,134	3,908	252

Income tax benefit	950	718	783

Net income	$4,084	$4,626	$1,035

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Years Ended December 31,

	2005	2004	2003

	(In thousands)
Statements of cash flows
Operating activities:
Net income	$4,084	$4,626	$1,035
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) loss on sale of securities	15	5	(8)
Distributions in excess of (less than) net income of subsidiary	4,566	(3,271)	(415)
Compensation expense for restricted stock	209	225	—
Stock option expense	348	356	512
Other	527	270	(956)

Net cash provided by operating activities	9,749	2,211	168

Investing activities:
Available-for-sale investment securities:
Proceeds from sale of securities	1,984	1,996	96
Purchases	(315)	(8,996)	(14)
Maturities of securities	—	1,000	—
Acquisitions	(3,171)	—	20

Net cash provided by (used in) investing activities	(1,502)	(6,000)	102

Financing activities:
Purchase of treasury stock	(4,817)	(6,514)	(9,308)
Dividends paid	—	(195)	(649)
Proceeds from issuance of junior subordinated debentures	—	10,000	—
Proceeds from borrowings	—	2,603	933
Payments on borrowings	(2,286)	(2,000)	(100)
Proceeds from exercise of stock options	—	189	202

Net cash provided by (used in) financing activities	(7,103)	4,083	(8,922)

Increase (decrease) in cash and cash equivalents	1,144	294	(8,652)
Cash and cash equivalents:
Beginning of period	370	76	8,728

End of period	$1,514	$370	$76

CENTRUE FINANCIAL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 20. Quarterly Results of Operations (Unaudited)

	Year Ended December 31, 2005

	Three Months Ended

	December 31	September 30	June 30	March 31

	(In thousands, except per share data)
Interest income	$8,430	$8,270	$7,987	$7,409
Interest expense	3,716	3,533	3,090	2,724

Net interest income	4,714	4,737	4,897	4,685
Provision for loan losses	75	75	251	250

Net interest income after provision for loan losses	4,639	4,662	4,646	4,435
Other income	1,935	2,018	1,707	1,565
Other expense	5,217	5,039	5,457	4,324

Income before income taxes	1,357	1,641	896	1,676
Income taxes	342	480	176	488

Net income	$1,015	$1,161	$720	$1,188

Basic earnings per share	$0.45	$0.49	$0.30	$0.50

Diluted earnings per share	$0.44	$0.49	$0.30	$0.50

	Year Ended December 31, 2004

	Three Months Ended

	December 31	September 30	June 30	March 31

	(In thousands, except per share data)
Interest income	$7,402	$7,358	$7,273	$7,365
Interest expense	2,653	2,602	2,603	2,792

Net interest income	4,749	4,756	4,670	4,573
Provision for loan losses	300	300	300	300

Net interest income after provision for loan losses	4,449	4,456	4,370	4,273
Other income	1,666	1,589	1,503	1,249
Other expense	3,984	4,374	4,375	4,373

Income before income taxes	2,131	1,671	1,498	1,149
Income taxes	502	477	501	343

Net income	$1,629	$1,194	$997	$806

Basic earnings per share	$0.67	$0.49	$0.39	$0.31

Diluted earnings per share	$0.67	$0.48	$0.39	$0.31